Exhibit 99.2

CLEVELAND BIOLABS CLOSES $3.175 MILLION REGISTERED DIRECT OFFERING

PRICED AT-THE-MARKET UNDER NASDAQ RULES

Buffalo, NY – June 3, 2020 Cleveland BioLabs, Inc. (NASDAQ:CBLI), today announced the closing of its previously announced registered direct offering to several institutional and accredited investors of an aggregate of 1,515,878 shares of its common stock, at a purchase price of $2.0945 per share. The offering was priced at-the-market under Nasdaq rules. Cleveland BioLabs also issued to the investors unregistered warrants to purchase up to an aggregate of 757,939 shares of common stock. The warrants have an exercise price equal to $2.033 per share, are exercisable immediately upon issuance and will expire five years from the issuance date.

The gross proceeds from the offering were approximately $3.175 million. The Company currently intends to use the net proceeds from the offering for general corporate purposes.

H.C. Wainwright & Co. acted as the exclusive placement agent for the offering. McGuireWoods LLP acted as legal counsel to the issuer.

The shares of common stock described above (but not the warrants or the shares of common stock underlying the warrants) were offered and sold by the Company in a registered direct offering pursuant to a “shelf” registration statement on Form S-3 (Registration No. 333-238578), including an accompanying prospectus previously filed with, and declared effective by the Securities and Exchange Commission (the “SEC”) on May 29, 2020. The offering of the shares of common stock was made by means of a prospectus supplement that forms a part of the registration statement. The final prospectus supplement and accompanying prospectus relating to the registered direct offering have been filed with the SEC and are be available on the SEC's website located at http://www.sec.gov. Electronic copies of the prospectus supplement and the accompanying prospectus may also be obtained by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at 646-975-6996 or e-mail at placements@hcwco.com.

The warrants described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the "Act"), and Regulation D promulgated thereunder and, along with the shares of common stock underlying the warrants, have not been registered under the Act, or applicable state securities laws. Accordingly, the warrants and the underlying shares of common stock may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Cleveland BioLabs

Cleveland BioLabs, Inc. is an innovative biopharmaceutical company developing novel approaches to activate the immune system and address serious medical needs. The company’s proprietary platform of Toll-like immune receptor activators has applications in radiation mitigation and oncology. The company’s most advanced product candidate is entolimod, which is being developed as a medical radiation countermeasure for the prevention of death from acute radiation syndrome and other indications in radiation oncology. The company conducts business in the United States and in the Russian Federation through a wholly-owned subsidiary, BioLab 612, LLC, and a joint venture with Joint Stock Company RUSNANO, Panacela Labs, Inc. The company maintains strategic relationships with the Cleveland Clinic and Roswell Park Cancer Institute. To learn more about Cleveland BioLabs, Inc., please visit the company’s website at http://www.cbiolabs.com.

This press release contains forward-looking statements that involve risks and uncertainties. All statements other than statements of current or historical fact contained in press release, including statements regarding the intended use of net proceeds from the registered direct offering as well as our future financial position, business strategy, new products, budgets, liquidity, cash flows, projected costs, regulatory approvals, or the impact of any laws or regulations applicable to us, and plans and objectives of management for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “should,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” and similar expressions or their negatives, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations about future events. While we believe these expectations are reasonable, such forward-looking statements are inherently subject to risks and uncertainties, many of which are beyond our control. Our actual future results may differ materially from those discussed or implied here for various reasons. We discuss many of these risks in Item 1A under the heading "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2019. Factors that may cause such differences include, but are not limited to, market and other conditions, our need for additional financing to meet our business objectives; our history of operating losses; the substantial doubt expressed by our independent auditors about our ability to continue as a going concern; our ability to successfully develop, obtain regulatory approval for, and commercialize our products in a timely manner; our plans to research, develop and commercialize our product candidates; our ability to attract collaborators with development, regulatory and commercialization expertise; our plans and expectations with respect to future clinical trials and commercial scale-up activities; our reliance on third-party manufacturers of our product candidates; the size and growth potential of the markets for our product candidates, and our ability to serve those markets; the rate and degree of market acceptance of our product candidates; regulatory requirements and developments in the United States, the European Union and foreign countries; the performance of our third-party suppliers and manufacturers; the success of competing therapies that are or may become available; our ability to attract and retain key scientific or management personnel; our reliance on government funding for a significant portion of our operating costs and expenses; government contracting processes and requirements; the exercise of control over our company our by our majority stockholder; the geopolitical relationship between the United States and the Russian Federation, as well as general business, legal, financial and other conditions within the Russian Federation; our ability to obtain and maintain intellectual property protection for our product candidates; our potential vulnerability to cybersecurity breaches; and other factors discussed in our SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2019.

Given these uncertainties, you should not place undue reliance on these forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. We do not undertake any obligation to update any such statements or to publicly announce the results of any revisions to any of such statements to reflect future events or developments, except as required by law.

Contact:

Cleveland BioLabs, Inc.

T: (716) 849-6810 ext. 101

E: investor.relations@cbiolabs.com